                                                                    Exhibit 99.1

                                August 27, 1997



Dear Shareholders:

     The purpose of this letter is to advise you of a Special Meeting of Shareholders to be held on Tuesday, September 9, 1997, at 10:00 a.m. in our corporate offices. The purpose of this Special Meeting of Shareholders is to authorize an amendment to increase the number of authorized shares of common stock from 50,000,000 to 250,000,000 shares. As discussed in more detail in the enclosed Proxy Statement, the purpose of the increase in authorized shares is to provide for, among other things, flexibility for management of Lanstar Semiconductor Inc. (the "Company") to raise additional capital in the future, as well as to be used in connection with possible acquisitions of other companies. As discussed in more detail in the Proxy Statement, the increase in the number of authorized shares is also necessary to cover the potential exercise of outstanding Warrants, as well as options issued to certain employees.

     This letter shall also serve as an update on our progress relating to the Company's Form 10 and audited financial statements. We anticipate filing with the Securities and Exchange Commission a Form 10 prior to the end of September 1997. In addition, management anticipates holding a meeting of Shareholders in the spring of 1998.

     We look forward to seeing you at the Special Meeting of Shareholders. Please feel free to contact me or Gerald Brunton if you have any questions.

                              Very truly yours,


                              Maxie R. Smith
                              Chairman and President

Enclosures

                          LANSTAR SEMICONDUCTOR INC.
                           2501 AVENUE J - SUITE 125
                            ARLINGTON, TEXAS 76006

                                PROXY STATEMENT
              SPECIAL MEETING OF SHAREHOLDERS - SEPTEMBER 9, 1997

         This Proxy Statement and the accompanying Notice of Special Meeting of Shareholders and proxy are being furnished to shareholders of Lanstar Semiconductor Inc. (the "Company") in connection with the solicitation by the Board of Directors of proxies to be voted at the Special Meeting of Shareholders. These proxy materials are being furnished on or about August 27, 1997, to all shareholders of record as of August 27, 1997.

         The matter to be presented to the Company's shareholders at the Special Meeting is a proposal to amend the Articles of Incorporation to increase the number of authorized shares from 50,000,000 to 250,000,000. Approval of the proposal requires the affirmative vote of a majority of the votes cast with a quorum present. Only holders of record of shares of Common Stock on August 27, 1997, will be entitled to vote at the meeting, and each share will have one vote. At the close of business on August 27, 1997, there were 48,763,269 shares of the Common Stock of the Company outstanding and entitled to vote at the meeting. Abstentions and broker non-votes do not affect the majority vote required for approval of the proposal.

         The expense of printing and mailing proxy materials will be borne by the Company. The solicitation of proxies will generally be by mail. In some instances, solicitations may be made by telephone or facsimile, the costs of which will be borne by the Company. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for reasonable out-of-pocket and clerical expenses in forwarding proxy materials to their principals.

         A shareholder who has given a proxy has the power to revoke the proxy at any time before it is exercised. Such right of revocation is not limited by or subject to compliance with any formal procedure.


                              PROPOSAL TO INCREASE
                        AUTHORIZED SHARES OF COMMON STOCK

         TO AMEND ARTICLE IV OF THE ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, ONE-TENTH OF ONE CENT (1 MIL) PAR VALUE, FROM 50,000,000 TO 250,000,000 SHARES.

         On August 26, 1997, the Board of Directors unanimously adopted a resolution proposing that the number of authorized shares of Common Stock be increased from 50,000,000 to 250,000,000 (the "Proposal"). As of August 27, 1997, the Company had issued and outstanding 48,763,269 shares of Common Stock. The Proposal to increase the authorized number of shares is

PROXY STATEMENT - Page 1 of 5 Pages
---------------
submitted so as to provide a source of financing: (1) in order to cover the previous issuance by the Company of Warrants to purchase 17,000,000 shares of Common Stock; (2) for use in future equity; (3) for use in connection with any possible future acquisitions of companies or entities; and (4) for use in connection with stock option plans to be implemented by the Company for the benefit of employees.

         During 1996 and 1997, the Company successfully raised working capital in the form of $2,250,000 of Convertible Subordinated Debentures (collectively, the "Debentures"). The Debentures were sold in accordance with the requirements of Regulation S which regulates the offer and sale of securities to non-U.S. persons. During 1996 and 1997, the Debenture holders executed their rights of conversion and purchased 9,000,000 shares of Common Stock and Warrants to purchase up to 17,000,000 shares of Common Stock over a three-year period at $1.50 per share for $25,500,000. Certain key employees have outstanding options to purchase up to 1,300,000 shares of Common Stock. The proposed increase in authorized shares of Common Stock will provide the Company with the needed shares of Common Stock, in the event that the Warrants and options are exercised.

         While management has no current plans to raise additional equity, the increase in the number of authorized shares will enable the Company to raise additional working capital in the future. In addition, the increase in authorized shares will enable the Company to evaluate and negotiate potential business combinations or acquisitions of assets which, if accomplished, might enhance shareholder value.

         Except for the Proposal as contemplated and discussed above, the Company has no specific plans or proposals for the use of the additional shares, the authorization of which is sought hereby.

         The affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled to vote thereon is necessary to adopt the proposed amendment to Article IV. The Board of Directors has unanimously recommended that the Shareholders approve that amendment to the Articles.

         If the Proposal is adopted, the amended portion of Article IV of the Articles will read as follows:


PROXY STATEMENT - Page 2 of 5 Pages
---------------

                                   ARTICLE IV

                  CAPITALIZATION. THE CORPORATION SHALL HAVE THE AUTHORITY TO
                  --------------
         ISSUE 250,000,000 SHARES OF STOCK EACH HAVING A PAR VALUE OF ONE-TENTH OF ONE CENT (1 MIL). ALL STOCK OF THE CORPORATION SHALL BE OF THE SAME CLASS AND SHALL HAVE THE SAME RIGHTS AND PREFERENCES. FULLY-PAID STOCK OF THE CORPORATION SHALL NOT BE LIABLE FOR FURTHER CALL OR ASSESSMENT. THE AUTHORIZED TRADING SHARES SHALL BE ISSUED AT THE DISCRETION OF THE DIRECTORS.


                           STOCK OWNERSHIP OF CERTAIN
                   BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

          The Directors and Executive Officers of the Company and its operating subsidiaries are as follows:

          Maxie R. Smith       Chairman,  Chief Executive Officer and President
                               of Lanstar Semiconductor Inc.

          Steven Porter        Director,  Vice President of Marketing and Sales
                               of Lanstar Semiconductor Corporation

          Gerald F. Brunton    Director,  Vice  President  of Finance and Chief
                               Financial Officer of Lanstar Semiconductor Inc.

          Ilya Drapkin         Chairman   and  Chief   Executive   Officer   of
                               Southwest Memory International, Inc.

          Wilton Workman       President of Lanstar Semiconductor Corporation

          The following table shows the number of shares of the Company's Common Stock beneficially owned by (i) each person known to the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) each director and (iii) each executive officer. The Directors and Executive Officers as a group own or control 6,527,000, which shares represent 13.4% of the total issued and outstanding shares.


PROXY STATEMENT - Page 3 of 5 Pages
---------------

           Maxie R. Smith                      4,127,000/(1)/

           Steven Porter                       200,000

           Gerald F. Brunton                   50,000/(2)/

           Ilya Drapkin                        2,000,000

           Wilton Workman                      150,000/(3)/

--------------

(1) Mr. Smith owns 227,000 shares. In addition, Mr. Smith controls 3,900,000 shares through Jenalong Holdings, Ltd. of which he is the principal owner.

(2) In addition, Mr. Brunton will receive a bonus of 50,000 shares once the Company's shares are trading and he has a one-year option to purchase an additional 50,000 shares at $.25/share.

(3) In addition, Mr. Workman has an option to purchase 200,000 shares at $.01/share.

             NAME OF 5% BENEFICIAL OWNER                     NUMBER OF SHARES
             ---------------------------                     ----------------
             World Data Ltd.                                    13,621,666
             Lewis D. Rowe(4)                                    4,900,000
             Jenalong Holdings, Ltd.                             3,900,000
             Geninvest, S.A.                                     3,193,398

(4) In connection with arranging financing for the Company, Mr. Lewis D. Rowe is entitled to receive an additional 800,000 shares.


THE BOARD OF DIRECTORS URGES ALL SHAREHOLDERS, REGARDLESS OF THE NUMBER OF SHARES HELD BY THEM, TO VOTE THEIR SHARES IN FAVOR OF THE PROPOSAL. THE BOARD OF DIRECTORS BELIEVES, FOR THE REASONS SET FORTH ABOVE, THAT APPROVAL OF THE PROPOSAL IS IN THE BEST INTEREST OF THE COMPANY. FAILURE TO APPROVE THE PROPOSAL PROMPTLY WOULD ADVERSELY AFFECT THE COMPANY, SEVERELY LIMITING ITS ABILITY TO OBTAIN ADDITIONAL CAPITAL RESOURCES THAT MUST BE OBTAINED TO PREVENT A DEFAULT ON CERTAIN NOTES AND AVOID LOSS OF CORPORATE ASSETS.


PROXY STATEMENT - Page 4 of 5 Pages
---------------

                                  OTHER MATTERS

         Management knows of no matters to be presented for action at the meeting other than those described above. However, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote on such matters in accordance with their judgment of the best interest of the Company.


                                         By Order of the Board of Directors



                                         Maxie R. Smith
                                         Chief Executive Officer and President

Arlington, Texas
August 27, 1997



PROXY STATEMENT - Page 5 of 5 Pages
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